                                     UCFC                         EXHIBIT 20.3
                                UCFC LOAN TRUST
                                 SERIES 1996-A
                        STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------

Distribution Date:  December 16, 1996
------------------------------------------------------------------------------
LOAN GROUP 1 PRINCIPAL BALANCE:                                 288,945,209.95
TOTAL PRINCIPAL:                                                  5,685,850.08
PREPAYMENTS:                                                      5,008,232.50
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                   1,616,621.34

LOAN GROUP 2 PRINCIPAL BALANCE:                                  89,358,564.43
TOTAL PRINCIPAL:                                                  2,530,851.43
PREPAYMENTS:                                                      2,472,955.34
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                     453,799.71


CLASS A-1 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                                           0.00


SUBSTITUTION AMOUNTS GROUP 1:                                             0.00
LOAN PURCHASE PRICES GROUP 1:                                             0.00

SUBSTITUTION AMOUNTS GROUP 2:                                             0.00
LOAN PURCHASE PRICES GROUP 2:                                             0.00

RESERVE ACCOUNT BALANCE:                                         24,617,231.14

INSURED PAYMENT GROUP 1:                                                  0.00
INSURED PAYMENT GROUP 2:                                                  0.00


SERVICING FEES DUE GROUP 1:                                         122,762.94
SERVICING FEES DUE GROUP 2:                                          38,287.26


GUARANTEE FEES DUE GROUP 1:                                               0.00
GUARANTEE FEES DUE GROUP 2:                                               0.00

------------------------------------------------------------------------------

                                      (C) COPYRIGHT 1996 Bankers Trust Company

                                      UCFC
                                UCFC LOAN TRUST
                                 SERIES 1996-A
                        STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------------------------------------

Distribution Date:  December 16, 1996
==============================================================================================================
NET REALIZED LOSSES GROUP 1:                                                                              0.00
NET REALIZED LOSSES GROUP 2:                                                                              0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                                                                   0.00

SUBORDINATED AMOUNT:                                                                             68,000,000.00



--------------------------------------------------------------------------------------------------------------
DELINQUENT AND                                                                                        LOANS
FORECLOSURE LOAN                            30 TO 59        60 TO 89        90 AND OVER                IN
INFORMATION                                   DAYS            DAYS             DAYS                FORECLOSURE
--------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1               12,482,284.30   5,606,985.69     10,590,653.69                  0.00
NUMBER OF LOANS                                     299            116               224                     0
--------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 2                3,922,840.98     908,643.35      3,753,640.95                  0.00
NUMBER OF LOANS                                      61             16                49                     0
--------------------------------------------------------------------------------------------------------------
AGGREGATE PRINCIPAL  BALANCE              16,405,125.28   6,515,629.04     14,344,294.64                  0.00
AGGREGATE NUMBER OF LOANS                           360            132               273                     0
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
--------------------------------------------------------------------------------------------------------------


LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                                    75
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                     3,621,444.34

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                                    14
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                     1,029,264.83




REO LOANS - GROUP 1:                                                                                         7
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                                           255,284.90

REO LOANS - GROUP 2:                                                                                         0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                                                 0.00




BOOK VALUE OF REO PROPERTY:                                                                               0.00
REO PROCEEDS:                                                                                             0.00

REO PROPERTY MATTERS:                              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:                     (SEE ATTACHMENTS IF ANY)

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

                                    Page 11

                                      (C) COPYRIGHT 1996 Bankers Trust Company